BUSINESS TRANSFER AND INDEMNITY AGREEMENT

by and between

 GREEN 4 MEDIA, INC.,

a Nevada corporation,

and,

Daniel Duval

Dated:   As of July 22, 2013

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BUSINESS TRANSFER AND INDEMNITY AGREEMENT

THIS BUSINESS TRANSFER AND INDEMNITY AGREEMENT (this “Agreement”), dated as of July__, 2013, is entered into by and among Green 4 Media, Inc., a Nevada corporation (“Company” or "GEEM"), Daniel Duval, an individual (“Buyer”), and is made with reference to the following matters:

RECITALS

A.

GEEM, a development stage company that operates as an Eco Marketing and Advertising company offering solutions to clients wishing to stand out of the crowd by showing they care about the environment with the use of natural and sustainable materials in their advertising..

B.

The business, operations and financial condition of GEEM are further described and presented in the Company's Annual Report on Form 10-K for the fiscal year ended  August 31, 2012, and in the Company's most recent quarterly reports on Form 10-Q for the periods ended November 30, 2012, February 28, 2013, May 31, 2013 as filed with the Securities and Exchange Commission (“SEC”) on January 14, 2013  and April 4, 2013, and June 26, 2013 respectively (the "GEEM Business")

C.

 Company has entered into that certain Reorganization and Asset Acquisition Agreement (the “Reorganization Agreement”), dated as of July __, 2013, with FHV Holdings Corp., a California corporation (“FHVHC”), and FHV Acquisition Inc., a California corporation wholly owned by Company (“Acquisition Sub”), pursuant to which Acquisition Sub will  acquire all assets of FHVHC pursuant to the terms of the Reorganization Agreement solely in exchange for common stock of GEEM  (the “Reorganization”).

D.

 It is a  covenant under the Reorganization Agreement that upon or following effectiveness of the  Reorganization (the “Reorganization Closing” and the date of the Reorganization Closing, the “ Closing Date”) that Company (i) sell or commit  to sell to Buyer and that Buyer acquire or commits to acquire from Company all of the GEEM Business, (ii) acquire from the Buyer all of the  shares of GEEM owned by Buyer amounting to 1,000,000 shares of common stock (the "Indemnity Shares") before giving effect to a  11.671652  to 1 forward share split in the form of a stock dividend (the "Stock Split"), (iii) pay to Buyer an aggregate of $191,000 and  that (iv) Company receives or obtains from Buyer indemnities that hold  Company, FHVHC and the shareholders or equity holders of FHVHC as of  the Closing (the “Existing FHVHC Shareholders”) for any and all liabilities of GEEM in existence, arising during, or relating to the period prior to the Closing (such liabilities being, the “Assumed Liabilities”), excepting those liabilities expressly set forth on Schedule 1 attached hereto which such liabilities shall remain the sole responsibility of Company (the “Retained Liabilities”).

E.

Buyer has received or will receive a substantial benefit from the consummation of the Reorganization.

F.

It is the express intent of the parties hereto that FHVHC and the FHVHC Shareholders shall be third-party beneficiaries of Buyers' obligations in respect of the

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Indemnified Liabilities under this Agreement as if FHVHC and the FHVHC Shareholders were parties to this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for such other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1

Specific Definitions.  When used in this Agreement, the following terms shall have the following meanings:

 “Affiliate” shall mean, with respect to any Person (i) a Person directly or indirectly controlling, controlled by or under, control with such Person, (ii) a Person owning or controlling 10% or more of the outstanding voting securities of such Person or (iii) an officer, director, general partner, member or manager of such Person, or a member of the immediate family of an officer, director, general partner, member or manager of such Person.  When the Affiliate is an officer, director, partner or manager of such Person or a member of the immediate family of an officer, director, general partner, member or manager of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate.  For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Agreement” shall mean this Business Transfer And Indemnity Agreement, including all schedules thereto, as the same may hereafter be amended, modified or supplemented from time to time.

“Applicable Law” shall mean, with respect to any Person, any domestic or foreign, Federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Authority applicable to such Person or any of its Affiliates or ERISA Affiliates or any of their respective properties, assets, officers, directors, general partners, managers, employees, consultants or agents (in connection with such officer’s, director’s, general partner’s, manager’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates or ERISA Affiliates).

“Assumed Liabilities” shall have the meaning specified in paragraph D of Recitals.

“Authority” shall mean any governmental, regulatory or administrative body, agency or authority, any court or tribunal of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether Federal, state, local or foreign.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by Applicable Law to close.

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“Buyer Documents” shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Buyer in connection with this Agreement.

“Closing” shall mean the consummation of the transactions contemplated in this Agreement.

“Closing Date” shall mean the date upon which the Closing occurs.

“Code” shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time.  Any reference to a specific section of the Code shall refer to the cited provisions as the same may be subsequently amended from time to time, as well as to any successor provision(s).

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Company Documents” shall mean this Agreement and all other agreements, instruments and certificates to be executed by Company in connection with this Agreement.

“Company Indemnified Parties” shall have the meaning specified in Section 8.2.

“Contracts” of a Person shall mean all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, entered into or binding upon that Person or to which any property of that Person may be subject.

“Effective Date of the Closing” shall have the meaning specified in Section 3.1.

“Effective Time” shall mean 12:01 a.m. Los Angeles time on the Effective Date of the Closing.

“Indemnity Shares” shall have the meaning specified in paragraph D of Recitals.

“Lien” shall mean any lien, encumbrance, pledge, mortgage, security interest, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

“Losses” shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, Taxes, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys’, accountants’ investment bankers’ and expert witness’ fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to ARTICLE VIII, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

“Reorganization Closing” shall have the meaning defined in paragraph C. of Recitals.

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“Reorganization Closing Date” shall have the meaning defined in paragraph C. of Recitals as set forth above.

“Order” shall mean any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

“Person” shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, branches, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Proceeding” shall have the meaning specified in Section 6.1.

“Purchase Price” shall have the meaning specified in Section 2.2.

“Buyer"  shall have the meaning set forth in the introductory paragraph of this Agreement.

"Stock Split" shall have the meaning defined in paragraph D of Recitals as set forth above.

“Tax” shall mean any federal, state, local or foreign tax, charge, fee, levy, deficiency or other assessment of whatever kind or nature (including without limitation, any net income, gross income, gross receipts, sales, use, value added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, unemployment, excise, estimated, severance, stamp, occupation, real property, personal property, intangible property, occupancy, recording, minimum, environmental and windfall profits tax, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of Applicable Law), as a result of Treasury Regulation Section 1.1502-6 or any similar provision of Applicable Law, or as a result of any tax sharing or similar agreement, together with any interest, penalty, addition to tax or additional amount imposed by any Tax Authority.  “Taxing” and Taxable” shall have the correlative meanings.

“Transfer Taxes” shall mean all Taxes (other than Taxes measured on or by net income) incurred or imposed upon Buyer Company by reason of the transfer of the Transferred Shares to Buyer pursuant to this Agreement, including sales and use taxes, real property transfer taxes, excise taxes, and stamp, documentary, filing, recording, permit, license, registration or authorization duties or fees (including penalties and interest in respect of any of the foregoing).

“ GEEM Business” shall have the meaning specified in paragraph B of Recitals.

1.2

Interpretation; Construction.  References in this Agreement to “Articles,” “Sections” and “Schedules,” shall be to the Articles, Sections and Schedules of this Agreement, unless otherwise specifically provided; where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall

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include the past and future tense, and vice versa; the words “herein”, “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and except as otherwise specified in this Agreement, all references in this Agreement (a) to any Person shall be deemed to include such Person’s permitted heirs, personal representatives, successors and assigns, (b) to any agreement, any document or any other written instrument shall be a reference to such agreement, document or instrument together with all schedules, attachments and appendices thereto, and in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof prior to the Effective Time and (c) to any law, statute or regulation shall be deemed references to such law, statute or regulation as the same may be supplemented, amended, consolidated, superseded or modified from time to time prior to the Effective Time.

ARTICLE II

SALE AND PURCHASE OF EQUITY INTERESTS

2.1

Transfer of GEEM Business .  On the terms and subject to the conditions set forth in this Agreement and in reliance upon the representations and warranties of the parties hereto, at the Closing, Company shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase, acquire and accept from Company, all of the GEEM Business.

2.2

Purchase Price and Other Consideration.   In exchange for the GEEM Business, Buyer shall (i) assume all liabilities, obligations and costs of the GEEM Business that are owing, existing, contingent, or which have arisen or may have arisen through the date of this Agreement since inception of the Company, (ii) indemnify and reimburse the Company from any and all costs, expense or claims  or other losses incurred by the Company with respect to any matter of any nature that has or have arisen or may be claimed to have arisen from the date of the Company's inception on June 8, 2011 through the Closing Date and (iii) shall transfer and deliver the Indemnity Shares to the Company (collectively, the foregoing are the "GEEM Business Consideration"). In exchange for the GEEM Business Consideration, the Company shall deliver to the Buyer (i) the GEEM Business, together with all assets and liabilities related thereto, and (ii) $191,000 (collectively with the GEEM Business, the "Purchase Indemnity Consideration") .

2.3

Transfer Taxes.  All Transfer Taxes imposed by any Tax Authority with respect to any transaction contemplated by this Agreement (if any) shall be duly and timely paid by Buyer, who shall also duly and timely file all Tax Returns in connection with such Transfer Taxes.  Buyer shall give a copy of each such Tax Return to Company for its review with sufficient time for comments prior to filing, and shall give Company a copy of such Tax Return as filed, together with proof of payment of the Transfer Tax shown thereon, promptly after filing.

ARTICLE III

CLOSING

3.1

Time and Place.  The Closing shall take place on the Business Day when all of the conditions precedent to each party’s obligations hereunder have been satisfied or waived and

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Company shall have received the Purchase Price.  Notwithstanding the foregoing, the Closing shall be deemed to be effective following the Reorganization Closing Date (the “Effective Date of the Closing”).

3.2

Transactions at the Closing.  At the Closing, the following shall occur:

(a)

On the terms and subject to the conditions of this Agreement, Buyer shall deliver each of the items comprising the GEEM Business Consideration;

(b)

Company shall deliver assignments and other appropriate documents of transfer to Buyer relating to the GEEM Business and shall deliver the Purchase Indemnity Consideration to the Buyer;

(c)

Company and Buyer shall deliver, or cause to be delivered, to each other any and all other assignments, documents, instruments and conveyances as may be reasonably requested to effect the consummation of the transactions contemplated by this Agreement to evidence Buyer’s interest in and title to the GEEM Business and Company's acquisition of the Indemnity Shares.

The foregoing transactions shall be deemed to occur promptly after the Closing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company represents and warrants to Buyer that:

4.1

Authority to Execute and Perform Agreements.  Company has the right, power and authority to enter into, execute and deliver this Agreement and all other Company Documents and to transfer, convey and sell to Buyer at the Closing the GEEM Business under the terms of this Agreement.

4.2

Due Authorization; Enforceability.  Company has taken all actions necessary to authorize the execution and delivery of this Agreement and the performance of the obligations under this Agreement and all other Company Documents.  This Agreement and all other Company Documents have been duly and validly executed by Company and (assuming the due authorization, execution and delivery of Buyer) constitute the legal, valid and binding obligation of Company, enforceable against such Company in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

4.3

No Broker.  No financial advisor, broker, finder, agent or similar intermediary has acted for or on behalf of Company in connection with this Agreement or the transactions contemplated herein, and no financial advisor, broker, finder, agent or similar intermediary is entitled to any broker’s or finder’s or similar fee or other commission in respect of such

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transactions based on any agreement, arrangement or understanding with Company or any action taken by Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF BUYER REGARDING COMPANY AND GEEM BUSINESS

Buyer, represents and warrants to Company, for the benefit of Company, FHVHC and the FHVHC Shareholders:

5.1

Authority; Due Authorization.

(a)

Authority to Execute and Perform Agreements.  Buyer has all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other Buyer Documents and to perform fully Buyer’s obligations hereunder and thereunder.

5.2

Due Authorization; Enforceability.  Buyer has taken all individual and corporate actions necessary to authorize Buyer to enter into and perform fully his obligations under this Agreement and all of the other Buyer Documents to be executed by him and to consummate the transactions contemplated herein and therein.  This Agreement has been duly and validly executed by the Buyer and (assuming due authorization, execution and delivery by Company) constitutes the legal, valid and binding obligation of Buyer, enforceable against each of the Buyer in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally or by general equitable principles affecting the enforcement of contracts.

5.3

Reorganization Agreement Representations and Warranties  Buyer hereby represents and warrants, for its own account, all of the representations and warranties made by, or in respect of, Company pursuant to the Reorganization Agreement, as if such representations and warranties are expressly set forth herein

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATION
OF EACH PARTY TO CLOSE

The obligations of Company and Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of each of the conditions set forth below (any of which may be waived by the parties in whole or in part):

6.1

No Action or Proceeding.  The consummation of the transactions contemplated herein shall not violate any Applicable Law.  Further, no temporary restraining Order, preliminary or permanent injunction, cease and desist Order or other legal restraint preventing the consummation of the transactions contemplated herein, or imposing material damages in respect thereof, shall be in effect, nor shall there be any action or proceeding pending or threatened by any Person which seeks any of the foregoing or seeks to impose conditions which

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would be materially burdensome upon the business of Company and which presents a substantial risk that the relief sought will be granted.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATION
OF BUYER TO CLOSE

The obligation of Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of each of the conditions set forth below (any of which may be waived by Buyer in whole or in part):

7.1

Representations and Warranties.  The representations and warranties of Company contained in this Agreement and in each other Company Document shall have been true and correct when made and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall be true and correct as of such date, provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 7.1 has been satisfied, that portion of such representation or warranty as so qualified must be true and correct in all respects.  At the Closing, Company shall have delivered to Buyer a certificate to such effect signed by an officer of Company and addressed to Buyer.

7.2

Performance of Covenants.  Each obligation of Company to be performed by Company on or before the Closing Date pursuant to the terms of this Agreement and each other Company Document shall have been duly performed on or before the Closing Date.  At the Closing, Company shall have delivered to Buyer a certificate to such effect signed by an officer of Company and addressed to Buyer.

ARTICLE VIII

INDEMNIFICATION

8.1

Indemnification by Company.  Company shall indemnify, defend and hold harmless  Buyer, from and against any and all Losses which may be incurred or suffered by  Buyer  and which may arise out of or result from:

(a)

any breach of any representation, warranty, covenant or agreement of Company contained in this Agreement and

(b)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in enforcing this indemnity and the indemnity obligations of Company set forth elsewhere in this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, Company’s obligation to indemnify  Buyer  shall cease immediately upon the Closing.

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8.2

Indemnification by Buyer.  Buyer shall indemnify, defend and hold harmless (i) Company, (ii) FHVHC, (iii) each of their respective Affiliates, and (iv) each of their respective stockholders including, without limitation the Existing FHVHC Shareholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives (collectively, the “Company Indemnified Parties”), from and against any and all Losses which may be incurred or suffered by any Company Indemnified Party and which may arise out of or result from:

(a)

any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement, the Reorganization Agreement or in any other Company Document;

(b)

any breach of any representation, warranty, covenant or agreement of Company contained in the Reorganization Agreement;

(c)

all activities, actions and omissions to act of Company (including for purposes hereof, and Company’s respective Affiliates, stockholders, members, partners, directors, officers, managers, employees, agents, attorneys and representatives) arising prior to the Closing, regardless of whether or not any Loss related to any such activity, action or omission to act shall occur after the Closing; and

(d)

any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incurred in enforcing this indemnity and the indemnity obligations of Buyer set forth elsewhere in this Agreement.

In connection with the foregoing, Buyer agrees and covenants that, notwithstanding Buyer’s indemnification obligations set forth herein, it is the intent of the parties hereto that Buyer is and shall continue to be the direct and primary obligor for all of the Assumed Liabilities and Buyer further agrees and covenants that it shall cause all such Assumed Liabilities to be fully satisfied and discharged in accordance with their respective terms at no cost to Company.

8.2

Survival of Representations and Covenants of Buyers .  Notwithstanding anything to the contrary contained herein and regardless of any investigation by any Company Indemnified Party, Company, FHVHC and the other Company Indemnified Parties shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Buyer contained in this Agreement, the Reorganization Agreement and in any agreement, instrument or other document delivered by Buyer or any of its representatives in connection with the transactions contemplated by this Agreement and the Reorganization Agreement.  Each representation, warranty, covenant and agreement of Buyer contained herein and in the Reorganization Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall thereafter terminate and expire when a claim thereon is barred by the applicable statute of limitations (including extensions and waivers thereof).

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ARTICLE IX

TERMINATION; REMEDIES

9.1

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

by the mutual written consent of the parties hereto; or

(b)

by Buyer, on the one hand, or by Company, on the other hand, if the Closing shall not have occurred by July 23, 2013; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party or parties whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c)

by Company, upon the breach in any material respect of any of the representations and warranties of Buyer contained herein or the failure by Buyer to perform and comply in any material respect with any of the agreements and obligations required by this Agreement to be performed or complied with by Buyer, provided that such breach or failure is not cured within 30 calendar days of Buyer’s receipt of a written notice from Company that such a breach or failure has occurred.

9.2

Effect of Termination.  In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall become void and have no effect, with no liability on the part of any party or its Affiliates, directors, officers, employees, stockholders or agents in respect thereof; provided, however that nothing herein shall relieve any party hereto from liability for any breach of this Agreement.

9.3

Attorneys’ Fees.  If Company or Buyer shall bring an action against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all reasonable attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

ARTICLE X

EXPENSES; CONFIDENTIALITY

10.1

Expenses of Sale.  Each of the parties hereto shall bear her or its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein and therein.

10.2

Confidentiality.  Except in connection with any dispute between the parties and subject to any obligation to comply with (i) any Applicable Law (ii) any rule or regulation of any Authority or securities exchange or (iii) any subpoena or other legal process to make information available to the Persons entitled thereto, whether or not the transactions contemplated herein shall be concluded, all information obtained by any party about any other, and all of the terms and conditions of this Agreement, shall be kept in confidence by each party, and each party shall cause its stockholders, directors, officers, managers, employees, agents and attorneys to hold

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such information confidential. Notwithstanding the foregoing this Agreement may be disclosed within and filed as an exhibit to any filing made by the Company with the SEC.

ARTICLE XI

NOTICES

11.1

Notices.  All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by facsimile or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

If to Company:

Green 4 Media, Inc. c/o Fresh Healthy Vending LLC 9605 Scranton Road, Suite 350 San Diego, California 92121 Attention: Chief Executive Officer

With a copy (which shall not constitute notice) to:

The Law Offices of Aaron A. Grunfeld & Associates 1100 Glendon Avenue, Suite 850 Los Angeles, California 90024 Attention: Aaron A. Grunfeld

If to Buyer:

Daniel Duval PO Box 1108 Kamuela, Hawaii 96743

With a copy (which shall not constitute notice) to:

Parsons/Burnett/Bjordahl/Hume, LLP 1850 Skyline Tower 10900 NE 4th St. Bellevue, Washington 98004 James Parsons, Esq.

All notices, requests and other communications shall be deemed given on the date of actual receipt, delivery or refusal as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above.  In case of service by facsimile, a copy of such notice shall be personally delivered or sent by registered or certified

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mail, in the manner set forth above, within three Business Days thereafter.  Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

ARTICLE XII

MISCELLANEOUS

12.1

Further Assurances.  Each of the parties shall use its reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

12.2

Modifications and Amendments; Waivers and Consents.  At any time prior to the Closing Date or termination of this Agreement, Buyer, on the one hand, and Company, provided that it has obtained the written consent of FHVHC, on the other hand, may, by written agreement:

(a)

modify or amend the provisions of this Agreement;

(b)

extend the time for the performance of any of the obligations or other acts of the other parties hereto;

(c)

waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and/or

(d)

waive compliance with any of the covenants or agreements of the other parties contained in this Agreement.  However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure.  Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

12.3

Entire Agreement.  This Agreement (including any Schedules hereto) and the agreements, documents and instruments to be executed and delivered pursuant hereto or referred to herein are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the GEEM Business and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

12.4

Governing Law and Venue.

(a)

This Agreement is to be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within the State of California, and without regard to the conflicts of laws principles thereof.

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(b)

Any suit brought hereon against Buyer or Company, whether in contract, tort, equity or otherwise, shall be brought in the state or federal courts sitting in Los Angeles, California, with the parties hereto hereby waiving any claim or defense that each such forum is not convenient or proper.  Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

12.5

Assignment.  This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

12.6

Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart evidencing execution by each party hereto. Delivery of an executed counterpart of a signature page to this Agreement or any Transaction Document by facsimile or electronically shall be as effective as delivery of a manually executed counterpart of any such agreement.

12.7

Section Headings.  The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

12.8

Severability.  In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect.  However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

12.9

No Third-Party Rights.  Except as otherwise set forth in this Agreement, no rights or remedies under or by reason of this Agreement shall be conferred on any Persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any party to this Agreement.

12.10

Construction.  The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto.  Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

12.11

Advice of Counsel.  Each party acknowledges that such party has consulted with or has had the opportunity to consult with and be represented by independent counsel of such party’s own choice concerning this Agreement, and each party acknowledges that such party has carefully read and fully understands this Agreement, is fully aware of the contents thereof and its meaning and legal effect, and has entered into it free from coercion, duress or undue influence.

13

FHV/GEEM

Business Transfer Indemnity Agreement v10

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BUYER:

______________________________
Daniel Duval

COMPANY:

GREEN 4 MEDIA, INC.,
a Nevada corporation

By: _______________________________

Name: _____________________________

Title: ______________________________

FHV GEEM Bus Transfer Indemnity Signature Page

SCHEDULE 1

TO

GEEM Business Transfer and Indemnity Agreement

RETAINED LIABILITIES

None.